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                                                                    Exhibit 99.1


                          ANNUAL SERVICER'S CERTIFICATE
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                         CHASE CREDIT CARD MASTER TRUST
                 (formerly known as Chemical Master Credit Card
                                    Trust I)
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         The undersigned, a duly authorized representative of JPMorgan Chase
Bank (formerly known as The Chase Manhattan Bank), a banking corporation organized and existing under the laws of the State of New York ("JPMCB"), as Servicer pursuant to the Third Amended and Restated Pooling and Servicing Agreement dated as of November 15, 1999 (the "Pooling and Servicing Agreement") by and among JPMCB, Chase Manhattan Bank, USA, National Association and The Bank of New York, as trustee (the "Trustee") does hereby certify that:

         1. JPMCB is the Servicer under the Pooling and Servicing Agreement.

         2. The undersigned is duly authorized pursuant to the Pooling and Servicing Agreement to execute and deliver this Certificate to the Trustee.

         3. This Certificate is delivered pursuant to Section 3.5 of the Pooling and Servicing Agreement.

         4. A review of the activities of the Servicer during the calendar year ended December 31, 2001 was conducted under the supervision of the undersigned.

         5. Based on such review, the Servicer has, to the best of the knowledge of the undersigned, fully performed all its obligations under the Pooling and Servicing Agreement throughout such period and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 6 below.

         6. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Pooling and Servicing Agreement, including any Supplement, known to the undersigned to have been made during such period which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default: NONE


                                                  (signatures on following page)



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         IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 25th day of March, 2002.

                                           JPMORGAN CHASE BANK,
                                           as Servicer,

                                           By CHASE MANHATTAN BANK USA,
                                           NATIONAL ASSOCIATION


                                           By:    /s/ Patricia M. Garvey
                                           -----------------------------
                                           Name: Patricia M. Garvey
                                           Title: Vice President